Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Coeur d’Alene Mines Corporation:
We consent to the incorporation by reference in the registration statement (No. 333-130711) on Form S-3 and the registration statements (Nos. 333-72524, 333-112253, and 333-125903) on Form S-8 of Coeur d’Alene Mines Corporation of our reports dated February 29, 2008, with respect to the consolidated balance sheets of Coeur d’Alene Mines Corporation as of December 31, 2007 and 2006, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of Coeur d’Alene Mines Corporation.
Our report dated February 29, 2008, on the consolidated financial statements referred to above contains an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, and Emerging Issues Task Force Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry, as of January 1, 2006.
Our report on the effectiveness of internal control over financial reporting as of December 31, 2007 contains an explanatory paragraph that states the Company acquired Bolnisi Gold NL and Palmarejo Silver and Gold Corporation on December 21, 2007, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, Bolnisi Gold NL’s and Palmarejo Silver and Gold Corporation’s internal control over financial reporting associated with total assets of $1.8 billion and total revenues of nil, included in the consolidated financial statements of Coeur d’Alene Mines Corporation and subsidiaries as of and for the year ended December 31, 2007. Our audit of internal control over financial reporting of Coeur d’Alene Mines Corporation also excluded an evaluation of the internal control over financial reporting of Bolnisi Gold NL and Palmarejo Silver and Gold Corporation.
KPMG LLP
Boise, Idaho
February 29, 2008